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                                                                   Exhibit 10.16


                                     YesMail
                           (Network Partner Agreement)


     This Network Partner Agreement (the "Agreement") is made and entered into as of (the "Effective Date") by and between yesmail.com, inc. ("YM"), a Delaware corporation, and COMPANY NAME ("COMPANY"), a corporation.

     WHEREAS, YM provides email list management ("YM Management") services and email marketing services ("YM Email").

     WHEREAS, COMPANY provides ________________________ (the "COMPANY Service");

     WHEREAS, the parties hereto wish to provide services one to the other; and

     WHEREAS, the parties wish to memorialize the terms of this arrangement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1.   Affiliation.

     a. Upon execution of this Agreement, COMPANY shall become a YM Network Partner and hereby grants to YM the exclusive right to manage the COMPANY/YM Member List (YM Management) and exclusive right to send email to the COMPANY/YM Members on behalf of advertisers (YM Email). "COMPANY/YM Members" means those COMPANY users who have voluntarily agreed to receive YM Email from YM and YM clients. "COMPANY/YM Member List" means the list of COMPANY/YM Members as that list is amended from time to time. COMPANY/YM Members does not include COMPANY newsletter subscriber base or any other subscriber or registration list of the COMPANY.

     b. COMPANY agrees that, during the term of this Agreement, COMPANY shall not enter into a relationship with any other provider of services similar to the services provided by YM.

     c. COMPANY hereby agrees to promote YM via. the COMPANY web site, or through other means as it sees fit for the purpose of building the COMPANY/YM Member List. The extent, content and frequency of such promotion shall be in the sole discretion of COMPANY; provided, however, that YM shall have the right to review and approve the use of any YM branding.

     d. YM shall perform the work and make payments to COMPANY in accordance with the description and specifications as set forth in section 2 of this Agreement;


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     e.   COMPANY shall perform the work for YM in accordance with the description and specifications as set forth in section 3 of this Agreement;

     f. All changes to the requirements, specifications, or delivery during the term of this Agreement shall require notification to the other party and both parties shall agree in writing on any necessary adjustments to accommodate such changes as set forth in Section 10.

2.   Requirements of YM.

     YM agrees to perform the following:

     a. Abide by the COMPANY privacy policy, as amended from time to time, as such policy is posted on the COMPANY web site and as it pertains to the COMPANY/YM Members. YM further agrees to safeguard the names, email addresses and any other information obtained from COMPANY/YM Members (collectively, "Member Data") and agrees not to sell, license, assign, transfer, disclose, or otherwise convey the Member Data to any third party.

     b. Provide COMPANY a single point of contact with YM to assist with operational execution, internal sales coordination, reporting and analysis, and other YM business;

     c. Provide COMPANY, during the term of this Agreement (the Term) and only for use in the performance of this Agreement, with unique tags in HTML/Java or other appropriate languages (the Tags) (in which COMPANY will not have or acquire any proprietary or property rights or interests, including any intellectual property rights), which shall be placed appropriately by COMPANY to enable YM to capture and manage member information as specified;

     d. Co-brand all YM Email as a service of COMPANY and YM so subscribers clearly understand the source of the communication. New COMPANY/YM Members will also see the COMPANY and YM brands when initially contacted (confirmation process) and when modifying their account (unsubscribe process, modification/addition of interest categories) at the My.YesMail.com site. The plain text opt-in message co-branding is further specified in Exhibit A.

     e. Utilize commercially reasonable efforts to sell YM Email through the YM Network which include COMPANY/YM Members as appropriate, at such prices as YM shall deem appropriate. COMPANY/YM Members that had previously joined the YM Network prior to becoming COMPANY/YM Members will not receive YM Email on behalf of COMPANY.

     f. Provide COMPANY ability to communicate directly with COMPANY/YM Members via email through YM. COMPANY may send a maximum of one email distribution to


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     COMPANY/YM Members per month for it's own customer relationship use with an aggregate limit of 250,000 per month. Additional emails may be distributed for COMPANY for the prevailing fee (currently $0.01/email and not to exceed $0.05/email).

     g. Share revenue from the sale of YM Email to COMPANY/YM Members. Net revenue after outside agency commissions, (nominally in the range of 15% to 20% of gross revenues and not to exceed 25% of the gross revenue), will be divided at an equal split of 50% to YM and 50% to COMPANY. YM shall make such payment to COMPANY at the earlier of 10 days after the end of the month in which YM receives payment from it's customers or 90 days after the announcement has been sent. Such payment shall be made once per month from YM to COMPANY.

     h. Create a separate agreement with preferential pricing levels to permit COMPANY to utilize the network for self-promotion;

     i. Provide real-time access to records and tools to monitor and manage COMPANY/YM Member List;

     j. Provide real-time access to records showing revenues earned by COMPANY. During the term of this Agreement and for six (6) months after the expiration or any termination of this Agreement, an independent third-party representative of COMPANY, reasonably acceptable to YM, upon reasonable notice and upon execution of a mutually acceptable non-disclosure agreement and during YM's normal business hours, shall have the right to conduct an audit of the relevant portions of YM's books of account to verify compliance with this Agreement. YM shall immediately pay any overdue payments revealed by such audit(s), together with interest thereon at the rate of 1.5% per month (or the maximum permitted by applicable law, if less) from the due date until paid. COMPANY shall bear the costs of the audit; provided, however, if the audit reveals overdue payments in excess of five percent (5%) of the total amount payable for the period subject to the audit, then YM shall pay the costs of such audit.

     k.   Abide by the YM Communication Rules as further specified in Exhibit B;


     [OPTIONAL ITEMS

     Give COMPANY the right to reject any message to COMPANY/YM Members that COMPANY believes is not in COMPANY's interest. Such shall be accomplished by providing COMPANY with one business day to review any email or other message prior to its dispatch to COMPANY/YM Members. COMPANY will have the right to reject such message by sending veto message to YM via electronic mail within such period, in which case YM will not distribute such message to COMPANY/YM Members. However, if no such "veto message" is received, the message shall be deemed acceptable


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     YM shall send an announcement to ##### of its members who have requested information about Internet related topics, announcing COMPANY. The announcement shall be made during the term of this agreement and the material to be included shall be drafted by COMPANY and is subject to the reasonable approval of YM.

     Provide the WebPromote 200 directory submission service for up to #### COMPANY websites.

     Provide one ($10,000 value) sponsorship position within WebPromote Weekly. YM sales personnel will contact COMPANY to provide further details. Rate card and further information is available at HYPERLINK http://www.webpromote.com and HYPERLINK http://www.yesmail.com.

     YM will not send email announcements to COMPANY list members on behalf of the following companies: one, two, three, four, five.

     YM will not send email announcements to COMPANY list members if targeting the following interest categories: one, two, three, four, five.

     SAMPLE REVENUE GUARANTEE. Provide a minimum revenue guarantee of $0.04 per average number of COMPANY/YM Members per month. Opt-in members joining during a calendar month (x) shall be credited in the month following (x+1) and payment made in the following month (x+2). Aggregate usage of the COMPANY list shall be tracked and such minimum guarantee check would be issued in cases where the actual revenue share earned by COMPANY fell below $0.04/month. Within 10 days of executing this agreement, YM shall issue a check for $25,000 as an advance payment against such revenue guarantee.. [Notwithstanding the foregoing, the COMPANY'S sole remedy for a breach of this section shall be to terminate the Agreement pursuant to paragraph 6(b), or, at the COMPANY'S option, to leave the Agreement in full force and effect with the exception of the COMPANY requirement of exclusivity pursuant to paragraph 3(d)]]

3.   Requirements of COMPANY.

     COMPANY agrees to perform the following:

     a. Abide by the YM Communication Rules as further specified in Exhibit B and the YM Privacy/Permission Statement as further specified in Exhibit C as they pertain to COMPANY/YM Members;


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     b.   Provide a single point of contact to assist with development and implementation of sales and marketing strategies, technical and sales coordination, operational execution, and other required communications;

     c. Provide access to complete COMPANY/YM Member List, opt-in member database, categories, and demographics if available that YM will represent;

     d. Not engage, contract with, license or permit any person, firm or entity other than YM and its employees to sell or represent COMPANY/YM Member List or Member Data for the purpose of dedicated email communications (single message with single sponsor). Nothing in this Agreement shall prohibit COMPANY or its designees from selling, representing or sending email magazines (e-zines)/email newsletters (multiple sections of content with multiple advertisers).

     e. Not sell, license, assign, transfer, disclose, or otherwise convey to any third party the COMPANY/YM Member List or Member Data. Nothing in this Agreement shall prohibit COMPANY or its designees from sending email or other communications to COMPANY users regarding the COMPANY Service.

     f. Use commercially reasonable efforts during the Term to continue and maintain the COMPANY Web Site and the Web Sites Pages in a manner consistent with the intent and purpose of the COMPANY Web Site at the time of this Agreement. COMPANY, in its sole discretion, may affix the Tags to the registration pages or other pages of the COMPANY web site to facilitate the transfer to YM of Member Data supplied by COMPANY users. In the event that COMPANY decides to affix the Tags, both parties agree to cooperate to implement such system.

     g. Grant to YM a non-exclusive license to use the name and logo of COMPANY for the purposes set forth herein, specifically to include the COMPANY name in an email to verify subscription to the COMPANY/YM Member List; to include COMPANY name and logo on the My.YesMail.com page for each subscriber; and to include COMPANY name and other COMPANY property on YM Email.

4.   Intellectual Property.

     a. All hardware, software, programs, codes, trade names, technology, intellectual property, licenses, patents, trademarks, copyrights, trade secrets, know-how, customer lists, customer transactions, and processes of either party (collectively, the Technology) used by, owned, or generated by that party shall remain that party's sole property. Neither party shall have, at any time during the term of this Agreement or thereafter, any claim, right, title or interest in the Technology of the other party. Upon the expiration or termination of this Agreement, for any reason, each party shall promptly return all information, documents,


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     manuals and other materials (together with copies thereof) belonging to the other party except as otherwise provided in this Agreement.

     b. During the term of this Agreement, YM may refer to COMPANY/YM Members as members of the YesMail Network. However, any information on COMPANY/YM Members (including member email address) provided to YM by COMPANY shall remain the sole and exclusive property of COMPANY.

     c. Any information provided to YM directly by COMPANY/YM Members on the YM web site will be the property of both YM and COMPANY.

     d. Any information obtained by YM while tracking COMPANY/YM Members responses to YM Email will be the property of YM.

     e. Notwithstanding the above, nothing in this section shall serve to transfer any ideas or other intellectual property owned by either party prior to the initiation of this Agreement.

     f. The provisions of this section shall survive the expiration or termination of this Agreement.

5.   Confidentiality.

     a. YM and COMPANY covenant to each other that neither party shall disclose to any third party (other than its employees and directors, in their capacity as such, and the employees and directors of any affiliate on a need to know basis so long as they are bound by the terms of this Agreement) or use in any way other than as contemplated hereby, any documents furnished hereunder, any information regarding the terms and provisions of this Agreement, any non-public confidential information which has been identified as such by the other party hereto, or information which, by the nature of the circumstances surrounding the disclosure ought in good faith to be treated as confidential, except:

          (i) to the extent necessary to comply with any law or valid order of a court of competent jurisdiction (or any regulatory or administrative tribunal), in which event the party so complying shall so notify the other party as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information, if available;

          (ii) as part of its normal reporting or review procedure to its auditors or its attorneys, as the case may be, so long as such auditors or attorneys are notified of the provisions of this Agreement;

          (iii) in order to enforce its rights pursuant to this Agreement; or

          (iv) if such information becomes generally available to the public or is otherwise no longer confidential through no violation of a party hereto.

     b. Information which is or should be reasonably understood to be confidential or proprietary includes, but is not limited to, information about YM, COMPANY, sales, cost


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     and other unpublished financial information, product and business plans, business alliances, customers, customer transactions, projections, marketing data, and sponsors but shall not include information already lawfully known to or independently developed by a party prior to the time it was disclosed, disclosed in published materials, generally known to the public, lawfully obtained from any third party or required to be disclosed by law.

     c. Neither party shall, without the written approval of the other, make any press release or other public announcement concerning the relationship contemplated by this Agreement.

6.   Term and Termination.

     a. The term of this Agreement (the Term) shall commence on the Effective Date and shall terminate after an initial period of [one to three] years (the "Initial Term"). This Agreement may be terminated by either party upon thirty (30) days prior written notice in the event of a breach by the other party of a material term of this Agreement. The notice shall provide the alleged default on the part of the breaching party and, if said default is cured within thirty (30) days of receipt of such notice as acknowledged by both parties, the termination shall be rendered ineffective and this Agreement shall remain in full force and effect.

     b. The Agreement shall automatically renew for additional one (1) year periods unless either party provides written notice to the other of its intention to terminate the Agreement. Such notice shall be provided not later than thirty (30) days prior to the expiration of the Initial Term or any subsequent terms.

     c. Upon expiration or termination of the Agreement, each party shall promptly deliver to the other party all of such party's work product resulting from this Agreement, including software, data, materials and other properties of the other party, including, without limitation, any software, hardware or other equipment loaned from one party to the other and any other documents or information contemplated to be returned hereby.

     d. Upon the expiration or termination of this Agreement, YM shall immediately cease all mailings to COMPANY/YM Members. COMPANY acknowledges that members may have previously joined other third party email lists. If the third party owners of these lists are currently, or subsequently become, YM Network Partners, YM may provide mailings to members of these lists and share revenues with the appropriate third party, exclusive of COMPANY.

7.   Representations and Warranties.

     a.   YM represents and warrants to COMPANY that:


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          (i)  YM has the power and authority to enter into this Agreement and perform its obligations hereunder; the execution and delivery by YM of this Agreement and its performance hereunder have been duly authorized; this Agreement constitutes the legal, valid and binding agreement of YM, enforceable in accordance with its terms; and neither execution or delivery of this Agreement nor consummation of the transactions contemplated hereby or compliance with the terms, conditions or provisions hereof will conflict with, result in the breach of or violate any agreement or other obligation between YM and any third party;

          (ii) YM has the right to perform the YM Requirements;

         (iii) To the best of its knowledge, compliance with the terms, conditions, or provisions of this Agreement will not infringe on any copyright, patent, trade secret or other proprietary right held by any third party;

          (iv) YM shall not include any content which is unlawful, defamatory, obscene, sexually explicit, discriminatory, or otherwise inappropriate or conflicts with the YM Communication Rules in its performance of the YM Requirements; and

          (v) Services provided by YM in connection with the YM Requirements will be performed in a professional manner.

     b.   COMPANY represents and warrants to YM that:

          (i) COMPANY has the power and authority to enter into this Agreement and perform its obligations hereunder; the execution and delivery by COMPANY of this Agreement and its performance hereunder have been duly authorized; this Agreement constitutes the legal, valid and binding agreement of COMPANY, enforceable in accordance with its terms; and neither execution or delivery of this Agreement nor consummation of the transactions contemplated hereby or compliance with the terms, conditions or provisions hereof will conflict with, result in the breach of or violate any agreement or other obligation between COMPANY and any third party;

          (ii) COMPANY has the right to perform the COMPANY Requirements;

         (iii) To the best of its knowledge, compliance with the terms, conditions, or provisions of this Agreement will not infringe on any copyright, patent, trade secret or other proprietary right held by any third party;

          (iv) COMPANY shall not include any content which is unlawful, defamatory, obscene, sexually explicit, discriminatory, or otherwise inappropriate or conflicts with the YM Communication Rules in its performance of the COMPANY Requirements; and

          (v) Services provided by COMPANY in connection with the COMPANY Requirements will be performed in a professional manner.

8.   Indemnity.


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     Each party agrees to indemnify, defend and hold the other harmless from any and all actions, causes of action, claims, demands, costs, liabilities, expenses and damages, including all reasonable attorneys fees, arising out of or in connection with any claim that work performed by said party infringes on a copyright patent, trade secret, trademark or other intellectual property, or is the legal right of any third party; or any other claim that, if true, would constitute a breach of the representations and warranties set forth in Section 7 above.

9.   Limitation of Liability.

     Neither party's liability for damages to the other party for any cause whatsoever, regardless of the form of any claim or action, shall exceed the aggregate amount paid by such party to the other, if any, during the one year period prior to the claim. In no event shall either party be liable for any loss of data or profits, or for any special, incidental, indirect, punitive or consequential damages arising out of or in connection with the performance or failure to perform under this agreement without regard to whether such party has been advised of the possibility of such damages. These limitations are independent from all other provisions of this agreement and shall apply notwithstanding the failure of any remedy provided herein.

10.  Notices.

     All notices required or permitted to be given hereunder shall be in writing and either hand-delivered, telecopied, mailed by certified first class mail, postage prepaid or sent via overnight courier to the other party or parties hereto at the address (es) set forth below. A notice shall be deemed given when delivered personally, when the telecopied notice is transmitted by the sender, three business days after mailing by certified first class mail, or when delivered by overnight courier with written confirmation of receipt.

                  If to YM:         yesmail.com, inc.
                                    565 Lakeview Parkway
                                    Vernon Hills, Illinois 60061
                                    Attention: BUS DEV NAME
                                    Fax: (847) 918-9296

                  If to COMPANY:    NAME AND ADDRESS.
                                    Attention:
                                    Fax:

11.  Independent Contractor.

     Each party agrees and acknowledges it is an independent contractor. Nothing in this Agreement shall be construed as create an employer/employee relationship, partnership or joint venture. Each party agrees that it will be responsible for its own federal and state taxes, withholding, social security, workers insurance and benefits.


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12.  Modification.

     No waiver or modification, in whole or in part, of this Agreement or any terms or conditions hereof shall be effective against any party unless in writing duly signed by the party sought to be bound. Any waiver of any breach of any provision hereof or any right or power by any party on one or more occasion shall not be construed as waiver of or a bar to the exercise of such right or power on any subsequent occasion or as a waiver of any subsequent breach.

13.  Severability.

     Each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remainder of the provisions of this Agreement.

14.  Entire Agreement.

     This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other agreements and understandings, written or oral, between the parties.

15.  Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one in the same instrument.

16.  Governing Law.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois. The parties hereby consent to and submit to the jurisdiction of the federal and state courts located in Cook County, Illinois.

17.  Assignability.

     Both parties may not assign this agreement or any of its rights or obligations (except to its successor, pursuant to a merger consolidation or sale of all or substantially all of its assets).This Agreement, and any rights or obligations contained herein, may not be assigned or delegated by either party, in whole or in part, voluntarily or by operation of law, without prior written consent of the other party, provided, however, that such consent shall not be required if either party assigns this Agreement to a majority-owned subsidiary or in connection with a merger, acquisition, or sale of all or substantially all of its assets or stock, unless the surviving entity is a direct competitor of the other party.


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     IN WITNESS WHEREOF, the parties hereto have executed this agreement on the date below-written.

                                       yesmail.com, inc.


                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------

                                       Date:
                                            ------------------------------------


                                       COMPANY


                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------

                                       Date:
                                            ------------------------------------



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       EXHIBIT A-Sample Co-branded look and feel (Plain text opt-in email)

Subject Line: Art Supplies at up to 80% off!

--------------------------------------------------------------------------------
This message is brought to you by XYZ Company and YesMail.
We appreciate your membership. To modify your member profile, please see "Member Services" below.
--------------------------------------------------------------------------------

MisterArt.com has just launched the world's largest online discount art supply store at:
http://misterart.ym0.net/re1.asp?PID=102067

We sell art supplies wholesale direct to the consumer at up to 80%-off! Our inventory includes 40,000 brand name arts and crafts supplies like:
Grumbacher, Liquitex, Sanford, Winsor & Newton, Fredrix, 3M, and many others.

This exclusive membership entitles you to even greater savings than our everyday low prices, take a look...

Product: KOH-I-NOOR Rapidograph Pen Set
List Price: $137.95
MisterArt.com VIP Price: $48.28
YOU SAVE: 65%

Product: GRUMBACHER Red Sable Brush
List Price: $39.95
MisterArt.com VIP Price: $15.18
YOU SAVE: 62%

To celebrate the official launch of our site, we are offering a FREE VIP Membership to everyone who registers by July 31, 1999. Become a VIP today. Visit:
http://misterart.ym0.net/re1.asp?PID=102067

 It's time you become a "not-so-starving" artist.

See You Soon,
The MisterArt.com Team

--------------------------------------------------------
*MEMBER SERVICES*
To manage you're My.YesMail membership visit http://my.yesmail.com To unsubscribe from the YesMail Network either send an email from name@aol.com to subs@my.yesmail.com with the word "unsubscribe" in the subject line or visit http://my.yesmail.com/subs/anunsubopt.asp?email=loric@yesmail.com Feel free to forward this email to interested friends, family and associates.


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                          EXHIBIT B-Communication Rules


COMPANY and YM may send email communications to COMPANY/YM Members through YM with the exception of the following:

o Unlawful, harassing, libelous, tortuous, abusive, threatening, or obscene communications of any kind

o Materials which infringe or violate any third party's copyright, trademark, trade secret, privacy or other proprietary or property right, or that could constitute a criminal offense, give rise to civil liability or otherwise violate any applicable law or regulation

o Materials that are otherwise objectionable, including without limitation, content that contains blatant bigotry, racism, or hatred, or that promotes illegal activities or physical harm against anyone

o Spam, chain letters, junk mail or any other type of unsolicited mass e-mail to people or entities who have not agreed to be part of such mailings

o    Viruses or other harmful, disruptive or destructive files

o    Content containing nudity or pornographic material of any kind

o    Multi-level marketing messages or offers.

o Announcement messages on behalf of marketers or other organizations other than COMPANY OR YM client. (Note: Newsletters or E-Zines produced to promote COMPANY activities that may include brief messages within the body of the publication for the promotion of outside organizations are allowed.)

YM and COMPANY reserves the right to reject any message or communication that it believes in any way violates these rules and others it may set forth in the future.


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                    EXHIBIT C - Privacy/Permission Statement


YesMail Privacy Statement


YesMail is a powerful concept. The true value of this concept, however, is your privacy and your trust in our ability to insure your privacy, as members, marketers, and network partners. We created the following privacy policy guidelines with a fundamental respect for your right to privacy.

TRUSTe Licensee

yesmail.com is a licensee of the TRUSTe Privacy Program. This statement discloses the privacy practices for the (name of the Web site). When you visit a Web site displaying the TRUSTe trustmark, you can expect to be notified of: What personally identifiable information of yours is collected; What organization is collecting the information; How the information is used; With whom the information may be shared; What choices are available to you regarding collection, use and distribution of the information; What kind of security procedures are in place to protect the loss, misuse or alteration of information under the company's control; and How you can correct any inaccuracies in the information.

Questions regarding this statement should be directed to privacy@yesmail.com. If the Web site has not responded to your inquiry or your inquiry has not been satisfactorily addressed, please contact TRUSTe
(http://www.truste.org/users/watchdog.html).

BBBOnline Privacy Program Participant

yesmail.com also participates in the Council of Better Business Bureaus' BBBOnLine Privacy Program, and comply with all the BBBOnLine Privacy standards. Further information about this program is available at http://www.bbbonline.org.

What Information is Collected

YesMail members will provide an email address and interest category selection. At their option they may also provide additional personal, geographic and demographic information such as zip code, gender, age, and education. YesMail marketers and network partners will provide company information via. online contact forms such as company name, contact person, phone, fax, email, etc. YesMail will never knowingly collect or maintain information about anyone under the age of 13.

Confidentiality

YesMail does not provide individually identifiable information to third parties except as noted under "Limits of Confidentiality". YesMail uses proprietary technologies to preserve the anonymity of members while matching their interests with targeted information sent via email. YesMail will under no circumstance reveal any member's identity to marketers. It is solely at a YesMail member's discretion if he or she chooses to provide personally identifiable information to a marketer by making a purchase, requesting additional information, or communicating directly with the company or organization after visiting its web site.


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Contact information provided by marketers and network partners is never provided to third parties except as noted under "Limits of Confidentiality".

Limits of Confidentiality

Due to the existing legal regulatory and security environment, we may be forced to disclose individually identifiable information to third parties. We will use our best efforts to limit disclosure to only these circumstances where necessary by contract, legal process, or the technical operation of the service.

Use of Information

A YesMail member's email address will only be used by YesMail to periodically contact that member about member-selected interests. A marketer's or network partner's contact and company information will only be used in response to a direct inquiry about YesMail services.

YesMail uses incoming and outgoing website traffic data to help diagnose problems with our server and to administer our website. We also use it to gather broad demographic information about our users in general. We may combine demographic information supplied by a user at registration time with site usage data to provide profiles, in aggregate form, about our users and their preferences as it relates to the YesMail Network.

As part of providing customizable and personalized services, YesMail uses cookies to store and sometimes track information about members. A cookie is a small amount of data that is sent to a member's browser from a Web server and stored on a member's computer hard drive. Areas of YesMail sites where members are prompted to login or that are customizable require acceptance of cookies. Cookies are also used to help us track the response to messages sent to members on behalf of marketers so that we can report campaign results to the marketer and track response history.

Security Technology

YesMail has made a substantial investment in the latest server, database, backup and firewall technologies to protect the information assets of the YesMail Network. These technologies are deployed as part of a sophisticated security architecture and protocol. All data resides in a tightly controlled, secure data center. These investments mean that information about the identity and preferences of individual members is never accessible to anyone outside YesMail.

Review/Modify/Terminate Membership

YesMail members may choose at any time to review, modify or permanently remove all contact and interest information stored by YesMail by accessing their account directly at http://my.yesmail.com . Once removed from the network, a past member will no longer receive any communications from YesMail. YesMail will never sell, rent, or otherwise use the contact information of former members.

For more information see our Terms and Conditions of service.

If you have any questions about this privacy statement, YesMail practices, or feel that your privacy has been compromised, please contact us at privacy@yesmail.com.


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YesMail Permission Policy

As a requirement for acceptance as a YesMail Network Partner, permission-based email lists must strictly comply with the following Permission Quality Standards.

Mandatory Permission Quality Standards

1)   Member participation is 100% voluntary

2)   Each member explicitly provides their email address to join

3) A follow-up email communication is sent to the member to verify participation and provide the opportunity to unsubscribe

4) Member may at any time choose to discontinue their subscription and easily unsubscribe

5)   Each email communication clearly identifies the subscription source by name

YesMail Network Partners are closely monitored to insure 100% compliance with network membership Permission Quality requirements.

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